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                                    EXHIBITS



                                  EXHIBIT 21.1
                         HARVEST NATURAL RESOURCES, INC.
                              LIST OF SUBSIDIARIES



                                                                                           JURISDICTION
                           NAME                                                          OF INCORPORATION
-------------------------------------------------------------                   -----------------------------------
Benton-Vinccler, C.A.*                                                                      Venezuela

Energy International Financial Institution, Ltd.*                                            Barbados

Benton Offshore China Company                                                                Colorado

Benton Offshore China Holding Company                                                        Delaware

LLC Geoilbent*                                                                                Russia

The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.

* All subsidiaries are wholly-owned by Harvest Natural Resources, Inc., except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80 percent by Harvest Natural Resources, Inc., and LLC Geoilbent, which is owned 34 percent by Harvest Natural Resources, Inc.